Exhibit 8.1





May ___, 2000


Pinnacle Holdings Inc.
301 North Cattlemen Road, Suite 300
Sarasota, FL  34232

         Re: Registration Statement on Form S-3
             Registration No. 333-_____

Ladies and Gentlemen:

         We have acted as counsel to Pinnacle Holdings Inc., a Delaware corporation (the "Company"), in connection with the registration and resale of the Notes, as more fully described in the Company's Registration Statement on Form S-3 (the "Registration Statement," which includes the "Prospectus"), filed with the Securities and Exchange Commission on or about the date hereof. In connection therewith, we have been asked to provide an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Prospectus.

         The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings, policies and practices of the Internal Revenue Service (the "Service") including its practices and policies indicated in private letter rulings (which rulings are not binding on the Service except, in the case of each such ruling, with respect to the specific taxpayer that receives such ruling), all as of the date hereof. These provisions and interpretations are subject to changes, which may or may not be retroactive in effect, which changes could adversely affect the opinions rendered herein and the tax consequences to the Company and the investors in the Notes and the common stock of the Company issued upon conversion of Notes.

Pinnacle Holdings Inc.
Page 2
May __, 2000


         In rendering this opinion, we have examined the following documents:
(1) the Registration Statement and the facts and descriptions set forth therein of the Company and its investments, activities, operations and governance; (2) the Company's Certificate of Incorporation, as amended, Bylaws and stock ownership information; (3) the quarterly and annual REIT qualification testing schedules prepared by the Company with the assistance of the Company's accountants, PricewaterhouseCoopers LLP, through and including December 31, 1999; and (4) the Stockholders Agreement, Lock-Up Agreements, Prior Lock-Up Agreements, and Restrictive Legends. The opinions set forth in this letter also are premised on certain additional information and representations obtained through consultation with officers of the Company and the Company's accountants, PricewaterhouseCoopers LLP, including those contained in the Company's management representation certificate to us dated May __, 2000 (the "Management Representation Certificate") regarding certain facts and other matters (including among other things, the Company's stock ownership, assets, acquisitions, revenues, and distributions) as are germane to the Company's qualification as a REIT under the Code.

         We have made such factual and legal inquiries, including the procedures described above and examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents, including the Registration Statement and the Management Representation Certificate. We consequently have relied upon the representations in the Management Representation Certificate and the information presented therein and in such documents or otherwise furnished to us, and we have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete with respect to all material facts relevant to our opinion.

         In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents that we reviewed (including, without limitation, the Management Representation Certificate) are true and correct, and each of the obligations imposed by any such document on the parties thereto, including obligations imposed under the Certificate of Incorporation of the Company, have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company and each "qualified REIT subsidiary" corporation ("QRS Corporation") has been and

Pinnacle Holdings Inc.
Page 3
May __, 2000


will continue to be operated in the manner described in the relevant certificate of incorporation or other organizational documents and in the Prospectus. We assume for the purposes of this opinion that the Company and each QRS Corporation is validly organized and duly incorporated under the laws of the jurisdiction of its incorporation. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

         Based upon, subject to, and limited by the assumptions and qualifications set forth herein, in the discussion in the Prospectus under the caption "Certain United States Federal Income Tax Considerations" (which is incorporated herein by reference), and the discussion herein, we are of the opinion that:

         (a) the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Code for its taxable years ended December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999, and the continued operation of the Company in years subsequent to the foregoing in a manner consistent with the statements made in the Management Representation Certificate and the requirements for REIT qualification as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT; and

         (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Certain United States Federal Income Tax Considerations" are correct in all material respects and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of Notes or common stock issued upon conversion of Notes.

         We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter, and we do not undertake to update the opinion letter. The Company's qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to

Pinnacle Holdings Inc.
Page 4
May __, 2000


stockholders, and the diversity of its stock ownership. Holland & Knight LLP will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company and the QRS Corporations, including without limitation the sources of their income, the nature of their assets, the nature of their stock ownership, and the level of the Company's distributions to stockholders, for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate, or if any of the representations made to us is, or later becomes, inaccurate. In addition, as noted in the Prospectus, the Company may voluntarily revoke its REIT election or may acquire assets or engage in business activities which may have the effect of terminating the tax status of the Company as a REIT, with possible retroactive effect.

         An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits if certain tax matters are contested by the Service, and it is not binding on the Service or any courts. In certain instances with respect to matters for which there is no relevant authority, including but not limited to the effect of certain transfer restrictions under the Lock-Up Agreements, the Prior Lock-Up Agreements, the Stockholders Agreement and the Restrictive Legends on the ability of the Company to satisfy the requirement for REIT qualification that its shares be transferable, our opinion is based on authorities which we have considered to be analogous even though certain such authorities have been rendered obsolete for unrelated reasons by subsequent authorities. There can be no assurance that positions contrary to our opinions will not be taken by the Service, or that a court considering the issues would not hold contrary to our opinions.

         This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on or about the date of this opinion letter and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Pinnacle Holdings Inc.
Page 5
May __, 2000


         We hereby consent to the filing of our opinion as Exhibit 8.1 to the Registration Statement and to the use of the name of our firm in the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                     Very truly yours,




                                                     HOLLAND & KNIGHT LLP